Exhibit 77O

                  Transactions Effected Pursuant to Rule 10f-3

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                                                                   Broker / Dealer        Affiliated / Principal
                                                       Date of   From Whom Purchased          Underwriter of
           Fund Name                  Issuer          Purchase                                 Syndicate
=================================================================================================================
ING Equity & Bond Fund         Reliant Resources     06/26/2003    Deutsche Bank        ING Financial Markets LLC
                               Inc.                                Securities
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ING Equity & Bond Fund         Calpine Corp.         07/10/2003    Goldman Sachs        ING Financial Markets LLC
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